EXHIBIT (11)

                                      UNI-MARTS, INC.
                  COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OF
                      COMMON STOCK OUTSTANDING FOR THE QUARTERS ENDED
                          December 29, 1994 and December 30, 1993
                                        (Unaudited)

                                                                                WEIGHTED
                                     SHARES OF    NUMBER OF DAYS  NUMBER OF      SHARES
                                    COMMON STOCK  OUTSTANDING     SHARE DAYS  OUTSTANDING
                                    ------------  --------------  ----------  -----------
Quarter Ended December 29, 1994
- - - - - - - -------------------------------
October 1 - December 29               6,274,260        90         564,683,429
Shares Issued                             8,619      Various          435,255
                                      ---------                   -----------
                                      6,282,879                   565,118,684   6,279,096
                                      =========                   ===========   =========

Quarter Ended December 30, 1993
- - - - - - - -------------------------------
October 1 - December 30               6,881,449        91         626,211,827
Shares Issued                            14,324      Various          872,193
                                      ---------                   -----------
                                      6,895,773                   627,084,020   6,891,033
                                      =========                   ===========   =========






























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